EXHIBIT 99.1



COMPANY CONTACT:                                  INVESTOR RELATIONS:
Universal Power Group, Inc.                       Lambert, Edwards & Associates
469-892-1122                                      616-233-0500
Mimi Tan, SVP                                     Jeff Tryka, Ryan McGrath
tanm@upgi.com                                     rmcgrath@lambert-edwards.com

            UNIVERSAL POWER GROUP NAMES IAN EDMONDS PRESIDENT AND CEO

CARROLLTON, Texas, June 3, 2009 -- Universal Power Group, Inc. (NYSE Amex: UPG), a Texas-based distributor and supplier of batteries and related power accessories and provider of third-party logistics, today announced that its board of directors voted unanimously to appoint Ian Edmonds as the Company's president and chief executive officer, effective June 1, 2009.

The board of UPG had named Edmonds interim president, chief executive officer and chief financial officer, following the departure of several executives in late 2008 and early 2009. Edmonds has served as UPG's chief operating officer and executive vice president since May 2002.

Edmonds has been a director on UPG's board since January 1999. In his previous position as COO, he was responsible for overall operations, corporate finance, planning and risk management. Edmonds also served as a director and executive vice president at Zunicom, Inc., a publicly held holding company, from 1997 to 2006, and continues to serve as a director. In addition, Edmonds served as a director of AlphaNet Hospitality Systems Inc. from 1999 to 2006.

"I appreciate the board's confidence in naming me UPG's president and CEO, and I am excited by the opportunity to lead UPG during a period where there are significant near-term economic challenges, but substantial long-term potential in terms of market share and financial results," stated Edmonds. "In 2009, our priorities of implementing efficiency improvements and lean initiatives, as well as carefully managing the business in the face of current market challenges will continue. I am personally invigorated by these new responsibilities and confident in UPG's future, as I am convinced that UPG's leadership is taking the right actions for the long-term growth of the Company."

Edmonds concluded: "as president and CEO, I am pleased that our management team, our board and our employees are fully aligned on our strategic vision for the short-term and long-term future of UPG. Our executive staff remains intact, and we have a sales, marketing and operational team in place that is fully prepared to grow the business."

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. (NYSE Amex: UPG), is a leading provider of third-party logistics and supply chain management services, and a supplier and distributor of batteries and power accessories. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly, coordination of battery recycling efforts, and product design and development. UPG's range of product offerings includes proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, solar and security products. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

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